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                                                                     EXHIBIT 4.5


[TCG]                 [woman holding fiber optic cable]


CLASS A COMMON STOCK                        CLASS A COMMON STOCK
PAR VALUE $0.01                             CUSIP 879463 10 7
                                            SEE REVERSE FOR CERTAIN DEFINITIONS


                      Teleport Communications Group Inc.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE




This certifies that










is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE ONE CENT ($0.01) PER SHARE, OF
                            CLASS A COMMON STOCK OF

Teleport Communications Group Inc., issued under and subject to the Amended and Restated Certificate of Incorporation of the Corporation (a copy of which is on file at the office of the Transfer Agent of the Corporation), to all the terms and conditions of which the said owner by accepting this Certificate expressly assents and agrees to be bound. The shares represented by this Certificate are transferable, to the extent permitted by the Amended and Restated Certificate of Incorporation of the Corporation, on the books of the Corporation in person or by attorney duly authorized in writing upon surrender of this Certificate duly endorsed. This Certificate shall not be valid unless countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:



Attest:                      [ Corporate seal of
                    Teleport Communications Group Inc. ]

/s/ John W. Thomson                           /s/ Robert Annunziata
Secretary                       Chairman, President and Chief Executive Officer



countersigned and registered:

THE BANK OF NEW YORK

by /s/ William J. Skinner

TRANSFER AGENT
AND REGISTRAR
AUTHORIZED OFFICER
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                      TELEPORT COMMUNICATIONS GROUP INC.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS OF STOCK AUTHORIZED TO BE ISSUED AND OF EACH SERIES OF PREFERRED STOCK SO FAR AS THE SAME HAVE BEEN FIXED, AND THE AUTHORITY OF THE BOARD TO DESIGNATE AND FIX THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF OTHER SERIES OF PREFERRED STOCK.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --as tenants in common   UNIF GIFT MIN ACT--__________Custodian________
TEN ENT  --as tenants by the                           (Cust)            (Minor)
           entireties
JT WROS  --as joint tenants with right       under Uniform Gifts to Minors Act
           of survivorship and not as
           tenants in common                  --------------------------------
                                                         (State)



    Additional abbreviations may also be used though not in the above list.


For value received,____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
   (Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________

__________________________________________________________________________Shares

of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________________________________Attorney,

to transfer the said Stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _____________________________    ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

                                        Signature Guaranteed:

                                        NOTICE: The signature(s) should be
                                        guaranteed by an eligible guarantor
                                        institution (banks, stockholders,
                                        savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17 Ad-15.